EXHIBIT 10.31

September 21, 1999

Via Federal Express
Andrew Scott	Ruth Emyanitoff, Ph.D.
ARCH Development Corporation	Dana-Farber Cancer Institute
5640 South Ellis	375 Longwood
Suite 405	6th Floor
Chicago, IL 60637	Boston, MA 02115

Dear Andrew & Ruth:

This will confirm the agreement of GenVec, Inc. ("GenVec"), ARCH Development Corporation ("ARCH") and the Dana-Farber Cancer Institute, Inc. ("DFCI") regarding the amendment of that certain license agreement entered into by and between DFCI, ARCH and GenVec with respect to that certain license agreement dated May 26, 1993. The parties agree that Section 3B(4) shall be amended to provide in its entirety as follows:

No more than one Royalty payment shall be due with respect to a sale of a particular Licensed Product under this Agreement and the ARCH Agreement and shall be due and payable to ARCH and DFCI. No multiple Royalties shall be payable because any Licensed Product, or its manufacture, sale or use is covered by more than one Valid Claim under this Agreement and the ARCH Agreements It is understood and agreed that Licensee's total Royalty obligation under this Agreement and the ARCH Agreement shall not exceed a cumulative total of * of Net Sales (as defined in such Agreements) and may be as low as * of Net Sales due to offsets available pursuant to Section 3B(2), and that any Royalties paid under this Agreement shall be fully creditable against any royalties due to ARCH under the ARCH Agreement and shall fully satisfy Licensee's royalty obligations to ARCH due under the ARCH Agreement on a Licensed Product-by-Licensed Product basis.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission

Please indicate your agreement with the foregoing by signing below and returning one copy to me.

Sincerely,

Thomas E. Smart
Vice President, Corporate Development

UNDERSTOOD AND AGREED:

ARCH DEVELOPMENT CORPORATION		DANA-FARBER CANCER INSTITUTE

By:		By:

Name: Alan Thomas		Name: Ruth Emyanitoff, Ph.D.

Title: Assistant Secretary		Title: Director, Office of Technology
Transfer

Date:	10/1/1999	Date:	10/20/1999